Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-133654) pertaining to the 2006 Incentive Compensation Plan of Golfsmith International Holdings, Inc. of our report dated February 29, 2008 with respect to the consolidated financial statements of Golfsmith International Holdings, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended December 29, 2007.
/s/ Ernst & Young LLP
Austin, Texas
February 29, 2008